UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) June 5, 2017

WATSCO, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

1-5581	59-0778222
(Commission File Number)	(IRS Employer Identification No.)

2665 South Bayshore Drive, Suite 901

Miami, Florida 33133

(Address of Principal Executive Offices, Including Zip Code)

(305) 714-4100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

This Current Report on Form 8-K/A (this “Amendment”) is being filed to update the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) by Watsco, Inc., a Florida corporation (the “Company”) on June 8, 2017 (the “Original 8-K”). This Amendment is being filed solely to disclose, in accordance with SEC regulations, the Company’s decision in respect of the frequency of future non-binding, advisory shareholder votes regarding executive compensation. No changes have been made to the Original 8-K.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

As previously reported in the Original 8-K, shareholders at the Company’s 2017 Annual Meeting of Shareholders held on June 5, 2017 voted, on a non-binding advisory basis, in favor of holding future advisory votes on compensation of the Company’s named executive officers every year. The Company’s Board of Directors has considered the outcome of that vote and decided that the Company will hold future non-binding, advisory votes on compensation of its named executive officers every year until the Company’s Board of Directors otherwise determines that a different frequency for such non-binding, advisory votes is in the best interest of the Company or until the next required vote on the frequency of such votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WATSCO, INC.

Dated: October 31, 2017	By:	/s/ Ana M. Menendez
Ana M. Menendez,
Chief Financial Officer